                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                         (Amendment No. _____________)



Filed by the Registrant   [X]
Filed by a Party other than the Registrant    [_]
Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          Allmerica Investment Trust
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):


[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

             ALLMERICA INVESTMENT TRUST: SMALL-MID CAP VALUE FUND
                              440 LINCOLN STREET
                        WORCESTER, MASSACHUSETTS 01653

    ------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
    ------------------------------------------------------------

To the Shareholders:

  Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Small-Mid Cap Value Fund (the "Fund"), a separate series of Allmerica Investment Trust (the "Trust"), will be held at the offices of the Trust at 440 Lincoln Street, Worcester, Massachusetts 01653 at 10:00 a.m., local time, on Tuesday, December 30, 1997. At the Meeting, you and the other shareholders will be asked to consider and vote:

    1. To approve or disapprove a new Sub-Adviser Agreement between Allmerica Investment Management Company, Inc. and Cramer Rosenthal McGlynn, LLC relating to the Fund, as set forth in Exhibit I to the attached Proxy Statement; and

    2. To transact such other business as may properly come before the Meeting, or any adjournment thereof.

  Shareholders of record as of the close of business on November 6, 1997, are entitled to notice of, and to vote at, the Meeting. Your attention is called to the accompanying Proxy Statement.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD.

  If you do attend the Meeting, you may revoke the Proxy and vote in person.

                                       By order of the Trustees

                                       George M. Boyd
                                       Secretary

Worcester, MA
December 5, 1997

             ALLMERICA INVESTMENT TRUST: SMALL-MID CAP VALUE FUND

                              440 LINCOLN STREET
                        WORCESTER, MASSACHUSETTS 01653

                            ----------------------
                                PROXY STATEMENT
                            ----------------------

                        SPECIAL MEETING OF SHAREHOLDERS

                               DECEMBER 30, 1997

  The enclosed Proxy is solicited on behalf of the Trustees of Allmerica Investment Trust, a Massachusetts business trust (the "Trust"), to be voted at a Special Meeting (the "Meeting") of Shareholders of the Small-Mid Cap Value Fund (the "Fund"), a separate series of the Trust, to be held at the offices of the Trust, 440 Lincoln Street, Worcester, MA 01653 at 10:00 a.m., local time, on Tuesday, December 30, 1997 for the purposes set forth in the accompanying Notice. (The Board of Trustees of the Trust has voted to change the name of the Fund to the Select Value Opportunity Fund, such change to become effective on or about February 1, 1998.) The mailing date of this Proxy Statement is on or about December 5, 1997. At the Meeting, the Shareholders of the Fund will be asked:

    1. To approve or disapprove a new Sub-Adviser Agreement (the "New Sub-Adviser Agreement") between Allmerica Investment Management Company, Inc. ("AIMCO") and Cramer Rosenthal McGlynn, LLC (the "New Sub-Adviser") relating to the Fund, as set forth in Exhibit I to this Proxy Statement; and

    2. To transact such other business as may properly come before the Meeting, or any adjournment thereof.

  A Shareholder may revoke the accompanying Proxy at any time prior to its use by filing with the Secretary of the Trust a written revocation or duly executed Proxy bearing a later date. The Proxy will not be voted if the Shareholder is present at the Meeting and elects to vote in person. Attendance at the Meeting alone will not serve to revoke the Proxy.

  In addition to the solicitation of Proxies by mail, officers and employees of the Trust, without additional compensation, may solicit Proxies in person or by telephone. The costs associated with such solicitation and the Meeting will be borne by the New Sub-Adviser and not by the Fund or the Trust.

  The Trust will furnish, without charge, a copy of the most recent Annual and Semi-Annual Reports to the Shareholders of the Fund. Requests should be directed to the Trust at 440 Lincoln Street, Worcester, Massachusetts 01653 or by calling (800) 533-7881.

  The Trust's investment manager is AIMCO, an indirect wholly-owned subsidiary of Allmerica Financial Corporation ("AFC"), a publicly-traded Delaware holding company for a group of affiliated companies, the largest of which is First Allmerica Financial Life Insurance Company ("First Allmerica"). The address of AIMCO, AFC and First Allmerica is 440 Lincoln Street, Worcester, MA 01653. First Data Investor Services Group, Inc., a wholly-owned subsidiary of First Data Corporation, calculates net asset value per share, maintains general accounting records and performs certain administrative services for the Trust. Its address is 4400 Computer Drive, Westborough, MA 01581.

  The shares of the Fund may be purchased only by separate accounts ("Separate Accounts") established by First Allmerica or Allmerica Financial Life Insurance and Annuity Company ("Allmerica Financial Life"), an indirect wholly-owned subsidiary of AFC, for the purpose of funding variable annuity contracts and variable life insurance policies (such contracts and policies are referred to hereafter as "Contracts") issued by First Allmerica or Allmerica Financial Life.

  Subject to certain exceptions with respect to unregistered Separate Accounts, First Allmerica and Allmerica Financial Life, however, will vote the shares of the Fund held in each Separate Account in accordance with instructions received from variable life insurance policy owners and variable annuity contract owners or participants (collectively, "Contract Owners") with respect to all matters on which Fund Shareholders are entitled to vote. Except when otherwise permitted by applicable law or regulation, interests in Contracts for which no Proxies are received will be voted in proportion to the Proxy instructions which are received from Contract Owners. First Allmerica and Allmerica Financial Life also will vote shares in a registered Separate Account that they own and which are not attributable to Contracts in the same proportion. As of the close of business on November 6, 1997, the record date for the Meeting, there were 103,548,929.538 shares of the Fund outstanding. On December 1, 1997, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Fund.

  The persons named in the accompanying Proxy will vote in each case as directed by the Proxy, but in the absence of such voting directions they intend to vote FOR each proposal and may vote in their discretion with respect to other matters not now known to the Board of Trustees that may be presented at the Meeting.

  All information contained in this Proxy Statement about the New Sub-Adviser and the Transactions (as defined herein) has been provided by CRM Advisors, LLC, the Fund's current Sub-Adviser ("CRM" or the "Current Sub-Adviser").

                                PROPOSAL NO. 1

            APPROVAL OR DISAPPROVAL OF A NEW SUB-ADVISER AGREEMENT
  BETWEEN ALLMERICA INVESTMENT MANAGEMENT COMPANY, INC. AND CRAMER ROSENTHAL
                                 MCGLYNN, LLC

                                  RELATING TO

                         THE SMALL-MID CAP VALUE FUND

BACKGROUND

  Shareholders of the Fund are being asked to approve the New Sub-Adviser Agreement between AIMCO and the New Sub-Adviser. CRM, an affiliate of Cramer Rosenthal McGlynn, Inc. ("Cramer Rosenthal"), serves as the Current Sub-Adviser to the Fund pursuant to a Sub-Adviser Agreement dated April 1, 1997 (the "Current Sub-Adviser Agreement"). Currently, CRM and Cramer Rosenthal are wholly-owned by the same seven individuals who hold the same ownership percentages in each firm.

  On October 31, 1997, CRM, Cramer Rosenthal and the individuals owning all of the equity interests in CRM and Cramer Rosenthal entered into various agreements with WT Investments, Inc. ("WTI"), an indirect, wholly-owned subsidiary of Wilmington Trust Corporation ("WTC"), pursuant to which (i) the owners of CRM will transfer, directly or indirectly, all of their limited liability company interests in CRM to the New Sub-Adviser and Cramer Rosenthal will transfer substantially all of its assets to the New Sub-Adviser in exchange for an aggregate 76% interest in the New Sub-Adviser, (ii) such individuals will have certain put options with respect to their interests in the New Sub-Adviser, (iii) WTI will acquire a 24% interest in the New Sub-Adviser, and (iv) certain parties will have options and/or obligations to purchase additional interests in the New Sub-Adviser (collectively, the "Transactions").

  The Board of Trustees recommends that Shareholders of the Fund approve the New Sub-Adviser Agreement. The New Sub-Adviser Agreement will replace the Current Sub-Adviser Agreement between AIMCO and CRM. Your approval is being sought because the Transactions may constitute an "assignment" (as defined in the Investment Company Act of 1940 (the "1940 Act") of the Current Sub-Adviser Agreement, resulting in its automatic termination.

  The Transactions are expected to be completed on or about January 2, 1998. The Transactions are subject to several conditions, and if not met, the Transactions may not occur. In the event the Transactions do not occur, the Current Sub-Adviser Agreement, with the Current Sub-Adviser, would not terminate and the Current Sub-Adviser could continue to render advisory services to the Fund. If the Fund's Shareholders approve the New Sub-Adviser Agreement and the Transactions are completed, the New Sub-Adviser Agreement will become effective on such completion date, and Cramer Rosenthal McGlynn, LLC will become the Sub-Adviser of the Fund.

  CRM and the New Sub-Adviser have advised the Fund that they anticipate no change in the investment management and other personnel in connection with the Transactions, that the same people who currently manage the Fund will continue to manage it under the New Sub-Adviser Agreement and that there will be no material changes in the investment philosophy, policies or strategies relating to the management of the Fund. In addition, the terms of the New Sub-Adviser Agreement will be substantially the same as the terms of the Current Sub-Adviser Agreement, which was last approved by the Fund's shareholders at a Special Meeting held on March 18, 1997, and the advisory fees paid by the Fund will remain the same. Neither CRM nor the New Sub-Adviser anticipate that the Transactions will cause any reduction in the quality of services now provided to the Fund, or have any adverse effect on the New Sub-Adviser's ability to fulfill its obligations to the Fund.

SUMMARY OF TRANSACTIONS LEADING TO THE NEW SUB-ADVISER AGREEMENT

  Gerald B. Cramer, Ronald H. McGlynn, Edward J. Rosenthal, Fred M. Filoon, Jay B. Abramson, Arthur J. Pergament and Eugene A. Trainor III (each a "Principal" and collectively, the "Principals") together own all of the outstanding limited liability company interests in CRM, the Current Sub-Adviser of the Fund, and all of the outstanding common shares of Cramer Rosenthal, a registered investment adviser under the Investment Advisers Act of 1940. On October 31, 1997, the Principals, Cramer Rosenthal, CRM and the New Sub-Adviser entered into various agreements with WTI pursuant to which the Principals will transfer, directly or indirectly, all of their liability company interests in CRM to the New Sub-Adviser, Cramer Rosenthal will transfer substantially all of its assets to the New Sub-Adviser and WTI will acquire a 24% interest in the New Sub-Adviser. The Principals and Cramer Rosenthal together will own 76% of the New Sub-Adviser.

  These transactions, which are expected to be consummated on or about January 2, 1998, are subject to various conditions, among which are (i) the approval of the New Sub-Adviser Agreement by the Fund's shareholders; (ii) the consent of advisory clients of Cramer Rosenthal; and (iii) completion of necessary filings and receipt of government approvals. Following the Transactions, CRM will be merged into the New Sub-Adviser or liquidated, and if the Fund shareholders approve the New Sub-Adviser Agreement, Cramer Rosenthal McGlynn, LLC will become the Sub-Adviser to the Fund.

  The limited liability company agreement governing the New Sub-Adviser grants each of the Principals, directly or indirectly, the right to put their limited liability company interests in the New Sub-Adviser to WTC at a price equal to the then current fair market value of such limited liability company interests. The agreement limits the amount of puts that may be exercised in any one year. The agreement also grants to certain employees, including the Principals, options to purchase up to 22% of the limited liability company interests in the New Sub-Adviser at fair market value. If these options were exercised, WTI's ownership interest would be 18.72%.

  CRM has informed the Fund that the provisions limiting the exercise of puts by the Principals, and granting options to purchase additional interests in the New Sub-Adviser, are primarily designed to provide incentives to certain key employees of CRM to continue their association with the New Sub-Adviser.

  In addition, the limited liability company agreement also (i) requires WTC to purchase at fair market value the limited liability company interests of any Principal, and the limited liability company interest of Cramer Rosenthal attributable to any such Principal, who dies, becomes disabled or retires at a specified age; and (ii) gives WTC the option to purchase the limited liability company interest of any Principal, and the limited liability company interest of Cramer Rosenthal attributable to such Principal, whose employment with the New Sub-Adviser is otherwise terminated, or who has exercised puts in excess of more than 50% of his highest direct and indirect interest in the New Sub-Adviser. If, in the future, WTI, WTC or their affiliates acquire additional limited liability company interests in the New Sub-Adviser (as a result of the exercise of puts or otherwise) WTI and its affiliates may own a controlling block (as defined in the 1940 Act), or have actual control, of the New Sub-Adviser.

  Section 15(f) of the 1940 Act provides that, when a change in the control of an investment adviser or sub-adviser to an investment company occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. As defined in the 1940 Act, the term "unfair burden" includes any arrangement during the two year period after the change in control whereby the investment adviser (or predecessor or successor adviser), and any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide brokerage and principal underwriting services). No such compensation arrangements are contemplated in the Transactions. CRM, Cramer Rosenthal and the New Sub-Adviser have agreed to use their best efforts to ensure that the Transactions will not cause the imposition of an unfair burden on the Fund.

  The second condition is that, during the three year period immediately following consummation of the Transactions at least 75% of an investment company's board of trustees must not be "interested persons" of the investment adviser of the investment company or the predecessor investment adviser within the meaning of the 1940 Act. AIMCO and CRM believe that this condition is satisfied if at least 75% of the Trustees are not "interested persons" of CRM, the New Sub-Adviser or any of their affiliates. At present, none of the Trustees is an "interested person" of CRM, the New Sub-Adviser or any of their affiliates.

  The Transactions described above may be deemed to constitute an assignment (as that term is defined in the 1940 Act) of the Current Sub-Adviser Agreement in effect between AIMCO and CRM. The Current Sub-Adviser Agreement provides for its automatic termination in the event of an assignment. Therefore, the New Sub-Adviser Agreement between AIMCO and the New Sub-Adviser is being proposed for approval by Shareholders of the Fund. The New Sub-Adviser Agreement was approved by the Trust's Board of Trustees, including a majority of the Trustees who were not "interested" parties to the New Sub-Adviser Agreement, at a meeting held on November 21, 1997.

  If the New Sub-Adviser Agreement is approved by the Fund's shareholders, it will remain in effect, unless earlier terminated, for an initial term expiring two years from the date of effectiveness and will continue in effect thereafter for successive periods of one year thereafter, provided that each such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Fund, and (ii) by a vote of a majority of the Trustees who are not parties to the New Sub-Adviser Agreement or interested persons of any such party (other than as Trustees of the Trust).

  If the Shareholders of the Fund do not approve the New Sub-Adviser Agreement before the consummation of the Transactions described above, and such Transactions are consummated, the Trustees of the Trust would obtain interim sub-advisory services for the Fund from another investment advisory organization. Thereafter, the Trustees would either negotiate a new sub-adviser agreement for the Fund with a sub-adviser selected by the Trustees or make other appropriate arrangements, in either event subject to approval by the Shareholders of the Fund.

COMPARISON OF THE NEW SUB-ADVISER AGREEMENT AND THE CURRENT SUB-ADVISER
AGREEMENT

  The Current Sub-Adviser Agreement was last approved by the Trustees, including the Trustees who are not "interested persons," at a meeting of the Board of Trustees on May 13, 1997. Except for the different effective and termination dates, the terms of the New Sub-Adviser Agreement are the same in all material respects to the terms of the Current Sub-Adviser Agreement. The New Sub-Adviser Agreement is attached to this Proxy Statement as Exhibit I, and the description of the New Sub-Adviser Agreement set forth in this Proxy Statement is qualified in its entirety by reference to Exhibit I.

  The New Sub-Adviser Agreement provides that the New Sub-Adviser, in return for its fee, and subject to the control and supervision of the Trustees of the Trust and in conformance with (i) the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, (ii) the investment objectives and policies of the Fund, as set forth in the Trust's current Registration Statement filed with the Securities and Exchange Commission, (iii) any applicable federal and state laws, and (iv) with other policies which the Trustees of the Trust or AIMCO may from time to time determine and which are furnished to the Sub-Adviser, will manage the investment and reinvestment of assets of the Fund. In this regard, it is the responsibility of the New Sub-Adviser to make investment decisions for the Fund and to place all orders for the purchase and sale of portfolio securities. The New Sub-Adviser Agreement states that the New Sub-Adviser, at its expense, will furnish (i) all investment and management facilities, including salaries of personnel, necessary to perform the duties set forth in the Agreement, and (ii) administrative facilities, including clerical personnel and equipment necessary for the conduct of the investment affairs of the Fund (excluding brokerage expenses and pricing and bookkeeping services).

  The New Sub-Adviser Agreement shall remain in full force and effect for a period of two years and shall continue in full force and effect for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (i) by the Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Fund, and (ii) by a vote of a majority of the Trustees who are not interested persons of the Trust or of AIMCO or of any Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Adviser Agreement may be terminated, without the payment of any penalty, by AIMCO, subject to the approval of the Trustees, by vote of the Trustees, or by vote of a majority of the outstanding voting securities of the Fund at any annual or special meeting or by the Sub-Adviser, in each case on 60 days' written notice. As required by the 1940 Act, the New Sub-Adviser Agreement will terminate automatically, without the payment of any penalty, in the event of its assignment. It also will terminate in the event that the Management Agreement between the Trust and AIMCO shall have terminated for any reason.

  The New Sub-Adviser Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the New Sub-Adviser, or (ii) reckless disregard by the New Sub-Adviser of its obligations and duties under the New Sub-Adviser Agreement, the New Sub-Adviser shall not be liable to the Trust or the Fund, or to any Shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services under the New Sub-Adviser Agreement.

SUB-ADVISORY FEES

  Under the Current Sub-Adviser Agreement, CRM receives from AIMCO a sub-advisory fee computed daily and paid quarterly at an annual rate of the average daily net assets of the Fund as described below:

     NET ASSETS                                                         FEE RATE
     ----------                                                         --------
     First $100 million................................................  0.60 %
     Next $150 million.................................................  0.50 %
     Next $250 million.................................................  0.40 %
     Next $250 million.................................................  0.375%
     Over $750 million.................................................  0.35 %

  From January 1, 1997, the date CRM was appointed Sub-Adviser of the Fund, through October 31, 1997, AIMCO paid CRM $589,698 in sub-advisory fees. The fee payable under the New Sub-Adviser Agreement following approval by Shareholders will be the same as the fee under the Current Sub-Adviser Agreement.

INFORMATION ABOUT THE NEW SUB-ADVISER

  The New Sub-Adviser is a limited liability company organized under the laws of the State of Delaware on September 23, 1997, located at 707 Westchester Avenue, White Plains, New York 10604. It will operate as a successor registered investment adviser under the Investment Advisers Act of 1940 pursuant to the current registrations of Cramer Rosenthal and CRM and after the Transactions are completed it will file an application to become a registered investment adviser. Although, as a new entity, the New Sub-Adviser has no previous experience managing an investment company, the principal shareholders and portfolio managers of the New Sub-Adviser have a total of more than 180 years' experience in portfolio management of investment companies through CRM and of private investment accounts through Cramer Rosenthal, which has managed investments in small and mid capitalization companies for over 24 years. As of this date, Cramer Rosenthal has over $3.5 billion in assets under management. CRM presently serves, and the New Sub-Adviser will serve, as investment adviser and sub-adviser, respectively, for two other investment companies, the CRM Small Cap Value Fund and the Pilgrim America Masters Mid Cap Value Fund./1/

  The New Sub-Adviser will be managed by a board of managers, consisting of five managers. Certain Principals, individually and collectively, Cramer Rosenthal and WTI will have the right to designate managers depending upon each party's percent of ownership interest in the New Sub-Adviser. The remaining managers will be elected by majority vote of the members of the New Sub-Adviser. Initially, the board of managers of the New Sub-Adviser is expected to consist of Messrs. Cramer and McGlynn, one designee of WTI and two other individuals selected by Cramer Rosenthal. If WTI or its affiliates acquire a majority of the limited liability company interests of the New Sub-Adviser as a result of the exercise of the options described above, WTI will be able to elect a majority of the board of managers.

  The agreements leading to the establishment of the New Sub-Adviser do not contemplate any changes in the sub-advisory services, or the personnel providing those services, to the Fund.

-----------

/1/The amount of assets and annual rates of investment advisory fees for those two funds are as follows:

                                                      ASSETS AS OF   ANNUAL FEE
      FUND                                          OCTOBER 31, 1997    RATE
      ----                                          ---------------- ----------
      CRM Small Cap Value Fund.....................   $153,600,000     0.75%
      Pilgrim America Masters Mid Cap Value Fund...   $ 63,100,000     0.50%

  WTC is a bank and thrift holding company organized under the General Corporation Law of Delaware. WTC holds all of the outstanding capital stock of Wilmington Trust Company, a Delaware chartered bank and trust company engaged in commercial and trust banking activities since 1903. WTC also owns two other financial institutions, Wilmington Trust of Pennsylvania, a Pennsylvania-chartered bank and trust company acquired in 1993, and Wilmington Trust FSB, a Federally-chartered savings bank organized in 1994. Through its subsidiaries, WTC engages in residential, commercial and construction lending, deposit taking, insurance, travel, investment advisory and broker-dealer services and mutual fund administration. On September 30, 1997, WTC, together with its subsidiaries, had total assets of over $5.9 billion. Wilmington Trust Company, the largest subsidiary of WTC, is among the nation's largest personal trust companies and holds approximately $95 billion in a fiduciary capacity.

  The New Sub-Adviser's principal executive officers and managers, their addresses and their principal occupations are listed below.

                               POSITION WITH
                                 NEW SUB-
       NAME AND ADDRESS           ADVISER       PRINCIPAL OCCUPATION
       ----------------        -------------    --------------------
 Gerald Bertram Cramer........ Chairman of   Member and Chairman of
  707 Westchester Avenue       the Board and the Board of CRM
  White Plains, New York 10604 Manager       Advisors, LLC, and
                                             Chairman of the Board of
                                             Cramer Rosenthal McGlynn,
                                             Inc. and CRM Management,
                                             Inc.
 Edward John Rosenthal........ Vice Chairman Member and Vice Chairman
  707 Westchester Avenue                     of CRM Advisors, LLC and
  White Plains,                              Vice Chairman and
  New York 10604                             Treasurer of Cramer
                                             Rosenthal McGlynn, Inc.
                                             and CRM Management, Inc.
 Ronald Harward McGlynn....... President,    Member, Chief Executive
  707 Westchester Avenue       Chief         Officer and President of
  White Plains,                Executive     CRM Advisors, LLC and
  New York 10604               Officer and   Chief Executive Officer
                               Manager       and President of Cramer
                                             Rosenthal McGlynn, Inc.
                                             and CRM Management, Inc.
 Jay Brian Abramson........... Member and    Member and Executive Vice
  707 Westchester Avenue       Executive     President of CRM
  White Plains,                Vice          Advisors, LLC and
  New York 10604               President     Executive Vice President
                                             of Cramer Rosenthal
                                             McGlynn, Inc. and CRM
                                             Management, Inc.
 Ted T. Cecala................ Manager       Chairman of the Board and
  Wilmington Trust Company                   Chief Executive Officer
  Rodney Square North                        of Wilmington Trust
  1100 North Market Street                   Company
  Wilmington,
  Delaware 19890-0001
 Fred Marden Filoon........... Senior Vice   Member and Senior Vice
  707 Westchester Avenue       President     President of CRM
  White Plains,                              Advisors, LLC and Senior
  New York 10604                             Vice President of Cramer
                                             Rosenthal McGlynn, Inc.
                                             and CRM Management, Inc.
 Arthur Jay Pergament......... Member and    Member and Senior Vice
  707 Westchester Avenue       Senior Vice   President of CRM
  White Plains,                President     Advisors, LLC and Senior
  New York 10604                             Vice President of Cramer
                                             Rosenthal McGlynn, Inc.
                                             and CRM Management, Inc.
 Eugene Anthony Trainor, III.. Member,       Vice President and Chief
  707 Westchester Avenue       Senior Vice   Financial Officer of
  White Plains,                President,    Cramer Rosenthal McGlynn,
  New York 10604               Treasurer and Inc. and Senior Vice
                               Secretary     President, Treasurer and
                                             Secretary of CRM
                                             Advisors, LLC

EVALUATION BY THE BOARD OF TRUSTEES

  In evaluating the New Sub-Adviser Agreement, the Trustees requested and reviewed materials furnished by CRM and the New Sub-Adviser. The Board of Trustees considered whether the Fund can obtain quality services from the New Sub-Adviser without interruption and reviewed its commitment to service the Fund. The Trustees reviewed the terms of the New Sub-Adviser Agreement. They also considered the possible effects of the Transactions. In this regard, the Trustees evaluated such factors as (1) the Current Sub-Adviser's representation that the same persons responsible for the management of the Fund under the Current Sub-Adviser Agreement will continue to manage the Fund under the New Sub-Adviser Agreement; (2) that the compensation to be received by the New Sub-Adviser under the New Sub-Adviser Agreement is the same as the compensation paid under the Current Sub-Adviser Agreement; (3) the fairness of such compensation; (4) the nature and quality of the services to be rendered;
(5) the results achieved by the Current Sub-Adviser for the Fund; (6) the personnel, operations and financial condition, and the investment management capabilities and methodologies of the New Sub-Adviser; and (7) the terms and provisions of the New Sub-Adviser Agreement compared to the Current Sub-Adviser Agreement.

  Based upon their review, the Trustees concluded that the New Sub-Adviser Agreement is reasonable, fair and in the best interests of the Fund and its Shareholders, and that the fees provided for in the New Sub-Adviser Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Accordingly, after consideration of the above factors, and such other factors and information they deemed relevant, the Trustees, including a majority of the "non-interested" Trustees, approved the New Sub-Adviser Agreement and voted to recommend its approval by the Fund's Shareholders.

  After the consummation of the Transactions, WTI will be an "affiliated person" of the Fund, as defined in Section 2(a)(3) of the 1940 Act. The 1940 Act imposes certain restrictions on transactions involving a registered investment company and certain affiliates thereof. Accordingly, the Fund's ability to engage in certain transactions with WTI after the closing of the Transactions will be limited. The Trustees do not believe that these restrictions will have a material effect on the management or performance of the Fund.

RECOMMENDED SHAREHOLDER ACTION AND REQUIRED VOTE

  The Trustees recommend that the shareholders vote to approve the New Sub-Adviser Agreement between AIMCO and Cramer Rosenthal McGlynn, LLC.

  The affirmative vote of a majority (defined in the Miscellaneous section) of the Fund's outstanding voting securities is required to approve the New Sub-Adviser Agreement. Abstentions have the effect of a negative vote on this proposal.

                                 MISCELLANEOUS

  Definition of Majority. "Majority of the outstanding voting securities" means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund and (2) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares are present at the Meeting in person or by proxy.

  Methods of Tabulation. Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the Meeting will be counted by persons appointed as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. With respect to all proposals, abstentions and broker non-votes have the effect of a negative vote on the proposal.

  Other Business. The Trustees know of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the Trustees' intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of Proxy.

  Date for Receipt of Shareholders' Proposals for Subsequent Meeting of Shareholders. The Trust's Agreement and Declaration of Trust does not provide for regular annual meetings of Shareholders, and the Fund does not currently intend to hold such meetings. Shareholder proposals for inclusion in the Fund's proxy statement for any subsequent meeting must be received by the Trust not less than 160 days prior to any such meeting.

  Administrator. First Data Investor Services Group, Inc., a wholly-owned subsidiary of First Data Corporation, 4400 Computer Drive, Westborough, MA 01581, serves as the Trust's administrator.

  PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            RICHARD M. REILLY
                            President

Worcester, MA
December 5, 1997

                                                                      EXHIBIT I

                             SUB-ADVISER AGREEMENT

  Sub-Adviser Agreement executed as of between Allmerica Investment Management Company, Inc. (the "Manager") and Cramer Rosenthal McGlynn, LLC (the "Sub-Adviser").

  Witnesseth:

  That in consideration of the mutual covenants herein contained, it is agreed as follows:

1. SERVICES TO BE RENDERED BY SUB-ADVISER TO THE TRUST

  (a) Subject always to the control of the Trustees of Allmerica Investment Trust (the "Trust"), a Massachusetts business trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the following series of shares of the Trust: the SMALL-MID CAP VALUE FUND (the "Fund") and such other series of shares as the Trust, the Manager and the Sub-Adviser may from time to time agree on (together, the "Funds"). The Sub-Adviser will make investment decisions on behalf of the Funds and place all orders for the purchase and sale of portfolio securities. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the objectives and policies of the Fund, as set forth in the current Registration Statement of the Trust filed with the Securities and Exchange Commission ("SEC") and any applicable federal and state laws, and will comply with other policies which the Trustees of the Trust (the "Trustees") or the Manager, as the case may be, may from time to time determine and which are furnished to the Sub-Adviser. The Sub-Adviser shall make its officers and employees available to the Manager from time to time at reasonable times to review investment policies of the Fund and to consult with the Manager regarding the investment affairs of the Funds. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

  (b) The Sub-Adviser, at its expense, will furnish (i) all investment and management facilities, including salaries of personnel necessary to perform for it the duties set forth in this Agreement, and (ii) administrative facilities, including clerical personnel and equipment necessary for the conduct of the investment affairs of the Fund (excluding brokerage expenses and pricing and bookkeeping services).

  (c) The Sub-Adviser shall place all orders for the purchase and sale of portfolio investments for the Fund with issuers, brokers or dealers selected by the Sub-Adviser which may include brokers or dealers affiliated with the Sub-Adviser.

In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser always shall seek best execution (except to the extent permitted by the next sentence hereof), which is to place portfolio transactions where the Fund can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market maker in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Subject to such policies as the Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such excess amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser and its affiliates with respect to the Trust and to other clients of the Sub-Adviser as to which Sub-Adviser or any affiliate of the Sub-Adviser exercises investment discretion.

2. OTHER AGREEMENTS

  It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser, and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Trust. It is also understood that the Sub-Adviser and persons controlled by or under common control with the Sub-Adviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.

3. COMPENSATION TO BE PAID BY THE MANAGER TO THE SUB-ADVISER

  The Manager will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Manager and not by the Trust.

4. AMENDMENTS OF THIS AGREEMENT

  This Agreement (including Schedule A attached hereto) shall not be amended as to any Fund unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Fund, if such approval is required under the Investment Company Act of 1940, as amended ("1940 Act"), and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Sub-Adviser.

5. EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT

  This Agreement shall be effective as of    , and shall remain in full force
and effect as to each Fund continuously thereafter, until terminated as provided below:

    (a) Unless terminated as herein provided, this Agreement shall remain in full force and effect for a period of two years and shall continue in full force and effect for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (i) by the Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Fund, and (ii) by a vote of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of any Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

    (b) This Agreement may be terminated as to any Fund without the payment of any penalty by the Manager, subject to the approval of the Trustees, by vote of the Trustees, or by vote of a majority of the outstanding voting securities of such Fund at any annual or special meeting or by the Sub-Adviser, in each case on sixty days' written notice.

    (c) This Agreement shall terminate automatically, without the payment of any penalty, in the event of its assignment or in the event that the Management Agreement with the Manager shall have terminated for any reason.

    (d) In the event of termination of this agreement, the Fund will no longer use the name "Cramer Rosenthal McGlynn, Inc." or "Cramer Rosenthal McGlynn, LLC" in materials relating to the Fund except as may be required by the 1940 Act and the rules and regulations thereunder.

6. CERTAIN DEFINITIONS

  For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding voting securities" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of a Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or
(b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

  For the purposes of this Agreement, the terms "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the rules and regulations thereunder.

7. NON-LIABILITY OF SUB-ADVISER

  The Sub-Adviser shall be under no liability to the Trust, the Manager or the Trust's Shareholders or creditors for any matter or thing in connection with the performance of any of the Sub-Adviser's services hereunder or for any losses sustained or that may be sustained in the purchase, sale or retention of any investment for the Funds of the Trust made by it in good faith; provided, however, that nothing herein contained shall be construed to protect the Sub-Adviser against any liability to the Trust by reason of the Sub-Adviser's own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

8. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

  A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Fund.

  IN WITNESS WHEREOF, ALLMERICA INVESTMENT MANAGEMENT COMPANY, INC. has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative and Cramer Rosenthal McGlynn, LLC has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                            Allmerica Investment Management Company, Inc.

                            By: _______________________________________________
                            Title: ____________________________________________

                            Cramer Rosenthal McGlynn, LLC

                            By: _______________________________________________
                            Title: ____________________________________________

Accepted and Agreed to as of the day and year first above written:

Allmerica Investment Trust

By: _______________________________________________
Title: ____________________________________________

                                  SCHEDULE A

  The Manager will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered, a fee computed daily and paid quarterly at an annual rate of the average daily net assets of the Fund as described below:

       NET ASSETS                                                       FEE RATE
       ----------                                                       --------
     First $100 million................................................  0.60 %
     Next $150 million.................................................  0.50 %
     Next $250 million.................................................  0.40 %
     Next $250 million.................................................  0.375%
     Over $750 million.................................................  0.35 %

  The average daily net assets of the Fund shall be determined by taking an average of all of the determinations of net asset value during each month at the close of business on each business day during such month while this Agreement is in effect.

  The fee for each quarter shall be payable within ten (10) business days after the end of the quarter.

  If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

                          Allmerica Investment Trust

PROXY


                           SMALL-MID CAP VALUE FUND
                   (A Series of Allmerica Investment Trust)
          This Proxy is solicited on behalf of the Board of Trustees.



     The undersigned hereby appoints Richard M. Reilly, Thomas P. Cunningham and George M. Boyd, and each of them, attorneys and proxies of the undersigned, with full power of substitution, and does hereby request that the votes attributable to all of the undersigned's shares be cast as directed, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Small-Mid Cap Value Fund (the "Fund") of Allmerica Investment Trust to be held at 440 Lincoln Street, Worcester, Massachusetts 01653, on Tuesday, December 30, 1997 at 10:00 a.m., local time, and at any adjournment thereof.


                              Dated____________________, 1997
                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
                              Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If joint owners, each owner should sign.

                              Note: The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, and revokes any Proxy heretofore given with respect to the votes covered by this Proxy.

                              --------------------------------------------------



                              --------------------------------------------------
                              Signature(s)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL PROPOSALS. IF A PROXY IS NOT RECEIVED FROM A PARTICULAR SHAREHOLDER, EXCEPT WHEN OTHERWISE PERMITTED BY APPLICABLE LAW, THEN THE VOTES ATTRIBUTABLE TO HIS OR HER INTEREST WILL BE ALLOCATED IN THE SAME RATIO AS VOTES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED. THE MAILING DATE OF THIS PROXY IS ON OR ABOUT DECEMBER 5, 1997.

Please vote by filling in the appropriate box below.



THE TRUSTEES RECOMMEND VOTING "FOR" THE PROPOSAL.     FOR    AGAINST   ABSTAIN


1.   Proposal to approve or disapprove a new          [_]      [_]       [_]
     Sub-Adviser Agreement between Allmerica
     Investment Management Company, Inc. and
     Cramer Rosenthal McGlynn, LLC relating to the Fund.

2. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Meeting, or any adjournment thereof.


        BE SURE TO VOTE, AND SIGN AND DATE THIS PROXY ON REVERSE SIDE.

                                                               December 5, 1997

Dear Valued Client:

  The Board of Trustees has called a Special Meeting of Shareholders of the Small-Mid Cap Value Fund of Allmerica Investment Trust to be held on December 30, 1997 to consider a proposal to approve a new Sub-Adviser Agreement between the Fund's Manager, Allmerica Investment Management Company, Inc., and Cramer Rosenthal McGlynn, LLC to provide sub-advisory services to the Fund.

  This Meeting is required because of a proposed transaction whereby an affiliate of Wilmington Trust Company will be acquiring a 24% interest in the Sub-Adviser. Under the terms of the agreement between CRM Advisors, LLC, the Fund's current Sub-Adviser, and Wilmington Trust, Wilmington Trust has the right to acquire additional ownership interests in the new Sub-Adviser. These terms may constitute a transfer of control under the Investment Company Act of 1940 on January 2, 1998 causing the current Sub-Adviser Agreement to terminate automatically. The approval of the new Sub-Adviser Agreement will allow the same individuals who currently manage the Fund to continue to manage the Fund upon completion of the reorganization. In addition, the new Sub-Adviser Agreement will have substantially the same terms as the current Sub-Adviser Agreement between the Manager and CRM Advisors, LLC. The management fees paid by the Fund to the Manager and the sub-advisory fees paid by the Manager to Cramer Rosenthal McGlynn, LLC, the new Sub-Adviser, will not change. The costs of this Meeting and proxy solicitation are being borne by the new Sub-Adviser. You are encouraged to refer to the Proxy Statement for more detailed information.

  After careful consideration, the Board of Trustees approved this proposal and recommends that Shareholders vote "FOR" the proposal.

  Although the Trustees would like to have you attend the Meeting, they realize that this may not be practical for many of our Shareholders. Whether or not you plan to be present at the Meeting, your vote is needed. Please complete, sign and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose.

                                          Sincerely yours,

                                          Richard M. Reilly
                                          President

Worcester, MA

  SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE SO AS TO BE REPRESENTED AT THE MEETING.